Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Commerce Bancshares, Inc.:

We consent to the incorporation by reference in the Registration Statements No. 33-28294, No. 33-82692, No. 33-8075, No. 33-78344, No. 33-61499, No. 33-61501 and No. 333-14651, each on Form S-8, No. 333-140221 on S-3ASR and No. 333-140475 on Form S-4 of Commerce Bancshares, Inc. of our reports dated February 26, 2007, with respect to the consolidated balance sheets of Commerce Bancshares, Inc. and Subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Commerce Bancshares, Inc. Our report refers to a change in method of accounting for defined benefit and postretirement obligations.

KPMG LLP

Kansas City, Missouri
February 26, 2007